UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2024
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BurgerFi International, Inc.
(Exact name of registrant as specified in its charter)
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001-38417	Delaware	82-2418815
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)
(954) 618-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Resignations of Directors

On August 14, 2024, Allison Greenfield, Vivian Lopez-Blanco and Gregory Mann resigned from the board of directors (the “Board”) of BurgerFi International, Inc. (the “Company”), effective immediately. Their resignations were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On August 14, 2024, the Board appointed David J. Gordon to the Board as an independent Class B director, effective immediately, for a term until his successor is elected and qualified or until his earlier resignation or removal. Mr. Gordon will be a nominee for election as a Class B director at the 2027 annual meeting of stockholders for a three-year term. The Board has also appointed Mr. Gordon as a member of the following committees of the Board: Audit Committee, Compensation Committee, and Nominating Committee.

There are no arrangements or understandings between Mr. Gordon and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Gordon and any of the Company’s directors or executive officers. Mr. Gordon has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Unless and until otherwise disclosed, Mr. Gordon will participate in the standard independent director compensation arrangements established by the Company.

Appointment of Chief Restructuring Officer

On August 14, 2024, the board of directors of the Company appointed Jeremy Rosenthal to serve as the Company’s Chief Restructuring Officer (“CRO”), effective immediately.

Mr. Rosenthal, age 48, has served as a partner at Force Ten Partners, LLC (“Force 10”) since October 2018. In connection therewith, Mr. Rosenthal has served as chief executive officer, chief restructuring officer, independent director or trustee for companies in a variety of industries. Prior to joining Force 10, Mr. Rosenthal was a restructuring partner at the international law firm Sidley Austin LLP. Mr. Rosenthal received his J.D. from the University of California at Los Angeles School of Law, graduating Order of the Coif, and Bachelor of Arts degree from the University of California, Berkeley.

The appointment of Mr. Rosenthal as CRO is made pursuant to the Engagement Agreement, dated June 19, 2024 (the “Engagement Agreement”), by and between the Company, its subsidiaries and Force 10.

There are no family relationships between Mr. Rosenthal and any of the Company’s directors or executive officers. Mr. Rosenthal has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Rosenthal will not receive any compensation directly from the Company. Instead, pursuant to the Engagement Agreement, the Company agreed, among other things, to pay Force 10 an hourly rate for the services of Mr. Rosenthal as set forth in the Engagement Agreement.

The foregoing summary of the Engagement Agreement as it applies to Mr. Rosenthal is not complete and is qualified in its entirety by reference to the full text of the Engagement Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Engagement Agreement, dated June 19, 2024, by and between Force Ten Partners, LLC and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 20, 2024

BURGERFI INTERNATIONAL, INC.

By:	/s/ Christopher Jones
Christopher Jones, Chief Financial Officer